Calculation of Filing Fee Tables
S-8
Hinge Health, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.00001 par value per share	Other	4,087,657	$ 39.08	$ 159,745,635.56	0.0001381	$ 22,060.87
2	Equity	Class A Common Stock, $0.00001 par value per share	Other	817,531	$ 33.22	$ 27,158,379.82	0.0001381	$ 3,750.57
Total Offering Amounts:						$ 186,904,015.38		$ 25,811.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 25,811.44
Offering Note
[1]	Represents 4,087,657 additional shares of the Registrant's Class A common stock to be reserved for issuance under the 2025 Incentive Award Plan (the "2025 Plan") pursuant to the provision of the 2025 Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2025 Plan. Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares to be reserved under the 2025 Plan, on the basis of the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange ("NYSE") on February 24, 2026.

[2]	Represents 817,531 additional shares of the Registrant's Class A common stock available for issuance under the Registrant's 2025 Employee Stock Purchase Plan (the "2025 ESPP") pursuant to the provision of the 2025 ESPP providing for an annual automatic increase in the number of shares reserved for issuance under the 2025 ESPP. Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares to be reserved under the 2025 ESPP, on the basis of the average of the high and low prices of the Registrant's Class A common stock as reported on NYSE on February 24, 2026, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2025 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A